Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in Registration Statements (No.s 333-202280, 333-149800 and 333-209646) on Form S-8 of BioTelemetry, Inc. of our report dated February 3, 2017, relating to the consolidated financial statements of Telcare, Inc. and Subsidiary as of December 31, 2015 and for the year then ended, included in BioTelemetry, Inc.’s Current Report on Form 8-K/A dated February 13, 2017.

/s/ Baker Tilly Virchow Krause, LLP

Baker Tilly Virchow Krause, LLP

Philadelphia, Pennsylvania

February 13, 2017